                                                                     EXHIBIT 3.2



                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
                            A DELAWARE CORPORATION

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
                            A DELAWARE CORPORATION

                                     INDEX
Article                                                                    Page


I - OFFICES................................................................   3
     1.01    Registered Office.............................................   3
     1.02    Other Offices.................................................   3

II - SEAL..................................................................   3
     2.01    Seal..........................................................   3

III - STOCKHOLDERS' MEETINGS...............................................   3
     3.01    Place of Meetings.............................................   3
     3.02    Annual Meetings...............................................   3
     3.03    Election of Directors.........................................   3
     3.04    Special Meetings..............................................   3
     3.05    Quorum and Adjournment........................................   4
     3.06    Voting and Proxies............................................   4
     3.07    Determination of Stockholders Entitled to Vote................   5
     3.08    Notice of Meetings............................................   5
     3.09    Determination of Stockholders Entitled to Consent.............   5
     3.10    Consent in Lieu of Meetings...................................   6
     3.11    List of Stockholders..........................................   6

IV - DIRECTORS.............................................................   6
     4.01    Qualification, Election and Term..............................   6
     4.02    Powers........................................................   7
     4.03    Good Faith Reliance; Extent...................................   7
     4.04    Annual, Regular and Special Meetings..........................   7
     4.05    Quorum........................................................   7
     4.06    Consent in Lieu of Meeting....................................   7
     4.07    Conference Telephone..........................................   8
     4.08    Compensation..................................................   8
     4.09    Appointment of Committees.....................................   8
     4.10    Removal.......................................................   8

V - OFFICERS...............................................................   9
     5.01    Title and Number..............................................   9

     5.02    Salaries......................................................   9
     5.03    Term of Office................................................   9
     5.04    Chairman of the Board.........................................   9
     5.05    President.....................................................   9
     5.06    Vice-President................................................  10
     5.07    Secretary.....................................................  10
     5.08    Treasurer.....................................................  10
     5.09    Other Officers and Agents.....................................  10

VI - INDEMNIFICATION.......................................................  10
     6.01    Persons and Extent............................................  10
     6.02    Expenses and Costs............................................  11
     6.03    Insurance.....................................................  12

VII - VACANCIES............................................................  12
     7.01    Vacancies.....................................................  12
     7.02    Resignations Effective at Future Date.........................  13
     7.03    Vacancy of Entire Board.......................................  13

VIII - CORPORATE RECORDS...................................................  13
     8.01    Review of Records.............................................  13

IX - STOCK CERTIFICATES, DIVIDENDS, ETC....................................  13
     9.01    Description...................................................  13
     9.02    Transfers.....................................................  13
     9.03    Lost Certificate..............................................  14
     9.04    Determination of Record Date for Dividends or Stock Rights....  14
     9.05    Dividends.....................................................  14
     9.06    Reserves......................................................  14

X - MISCELLANEOUS PROVISIONS...............................................  14
     10.01   Checks........................................................  14
     10.02   Fiscal Year...................................................  15
     10.03   Notice........................................................  15
     10.04   Waiver of Notice..............................................  15
     10.05   Disallowed Compensation.......................................  15

XI - ANNUAL STATEMENT......................................................  15
     11.01   Financial Statements..........................................  15

XII - AMENDMENTS...........................................................  16
     12.01   Amendments....................................................  16

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION


                             ARTICLE  I - OFFICES


      1.01 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent in charge thereof shall be The Corporation Trust Company.

      1.02 OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                              ARTICLE  II - SEAL


      2.01 SEAL. The corporation may have a seal which shall have inscribed thereon the name of the corporation and such other information as the Board of Directors may determine.


                     ARTICLE  III - STOCKHOLDERS' MEETINGS


      3.01 PLACE OF MEETINGS. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors (the "Board").

      3.02 ANNUAL MEETINGS. The annual meeting of the stockholders shall be held on the third Tuesday of May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 o'clock A.M., when they shall elect the members of the Board and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

      Notwithstanding any other provision of these Bylaws to the contrary, no matter may be brought before the annual meeting of stockholders unless it is contained in the Corporation's Proxy Statement delivered to stockholders with regard to such annual meeting. Any stockholder who desires to include a proposal for consideration at the annual meeting must submit such proposal to the Board of Directors in writing, by delivering such notice to the attention of the President at the Corporation's executive offices, no earlier than January 1 of the year in which such annual meeting will be held and not later than February 15 of the year in which such annual meeting will be held.

      3.03 ELECTION OF DIRECTORS. Elections of the directors need not be by written ballot, except upon demand by a stockholder at the election and before voting begins.

      3.04 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

      Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten (10) days before such meeting, unless a greater period of notice is required by statute in a particular case.

      3.05 QUORUM AND ADJOURNMENT. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In all matters other than the election of directors or where required by the provisions of the Delaware General Corporation Law, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

      Where a separate vote by a class or classes is required by statute, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

      If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned and subsequently reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the adjourned meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shares entitled to vote to leave less than a quorum.

      3.06 VOTING AND PROXIES. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period.

      A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

      3.07 DETERMINATION OF STOCKHOLDERS ENTITLED TO VOTE. The Board may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof by adopting a resolution fixing a record date for such determination; PROVIDED, HOWEVER, that the record date shall not
(a) precede the date on which the resolution fixing such record date is adopted by the Board, or (b) be more than sixty (60) or less than ten (10) days before the date of such meeting.

      If no record date is fixed by the Board, the record date for such determination shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned and subsequently reconvened meeting.

      3.08 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      Unless otherwise provided by law, written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten
(10) nor more than sixty (60) days before the date of the meeting.

      3.09 DETERMINATION OF STOCKHOLDERS ENTITLED TO CONSENT. The Board may determine the stockholders entitled to consent to a corporate action in writing without a meeting by adopting a resolution fixing a record date for such determination; PROVIDED, HOWEVER, that the record date shall not (a) precede the date on which the resolution fixing such record date is adopted, (b) be more than ten (10) days after the date the resolution fixing such record date is adopted by the Board, or (c) less than ten (10) days or more than sixty (60) days before the date of such meeting.

      If no record date is fixed by the Board, the record date for such determination (when no prior action by the Board is required by statute) shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to (i) its registered office in Delaware, (ii) its principal place of business, or
(iii) an officer or agent of the corporation having custody of the book in which proceedings of stockholders' meetings are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested.

      If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

      3.10 CONSENT IN LIEU OF MEETINGS. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to (i) its registered office in Delaware, (ii) its principal place of business, or (iii) an officer or agent having custody of the book in which proceedings of stockholders' meetings are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested.

      Every written consent must be signed by, and bear the date of signature of, each consenting stockholder. No written consent shall be effective to take the corporate action referred to therein unless within sixty (60) days of the earliest dated consent delivered to the corporation in the manner required in
Section 3.09 above, written consents signed by a sufficient number of holders to take action are delivered to the corporation.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      3.11 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                            ARTICLE  IV - DIRECTORS


      4.01 QUALIFICATION, ELECTION AND TERM. The business and affairs of this corporation shall be managed by its Board. The number of members to constitute the Board shall be not less than three nor more than fifteen, as established by resolution of the Board, or by an action of the stockholders. The directors need not be residents of this state or stockholders. They shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the annual meeting of stockholders. Each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

      4.02 POWERS. The Board shall exercise all of the powers of the corporation except such as are by law, or by the certificate of incorporation or by these bylaws conferred upon or reserved to the stockholders.

      4.03 GOOD FAITH RELIANCE; EXTENT. A member of the Board, or a member of any committee designated by the Board under Section 4.09 hereof, shall be fully protected in relying in good faith upon the corporation's records and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the corporation's stock might properly be purchased or redeemed.

      4.04 ANNUAL, REGULAR AND SPECIAL MEETINGS. The Board may hold its meetings, and have an office or offices, outside of this state.

      Annual meetings of the directors shall be held immediately after the annual meeting of the stockholders, or if a quorum is not then present, at a time and place to be determined by the Chairman of the Board or the President.

      Regular meetings of the Board shall be held without notice at the registered office of the corporation, at such time and place as shall be determined by the Board.

     Special Meetings of the Board may be called by the Chairman of the Board, if one is elected, or the President on three (3) days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of a majority of the directors then in office.

      4.05 QUORUM. A majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

      4.06 CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      4.07 CONFERENCE TELEPHONE. One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

      4.08 COMPENSATION. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, PROVIDED that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      4.09 APPOINTMENT OF COMMITTEES. The Board may, by resolution passed by a majority of the entire Board, designate one (1) or more committees, each committee to consist of one (1) or more directors. Any such committee, to the extent provided in the resolution of the Board creating such committee, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the corporation's seal to be affixed to all papers which may require it. PROVIDED, HOWEVER, that no committee shall have any power or authority to (i) amend the certificate of incorporation, EXCEPT, to the extent authorized by resolution providing for issuance of shares of stock adopted by the Board, a committee may fix the designations and preferences or rights of shares relating to dividends, redemption, dissolution, distribution of assets of the corporation, or the conversion of shares into, or the exchange of shares for shares of any other class or classes, or series of the same or any other class or classes of stock, or fix the number of shares of any series of stock or increase or decrease the number of shares of any series; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; (v) amend the bylaws; (vi) declare a dividend; (vii) authorize the issuance of stock; or
(viii) adopt a certificate of ownership or merger.

      The Board may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting may unanimously appoint another member of the Board to act at a meeting in place of such absent or disqualified committee member. The Board may also designate one (1) or more directors as alternate committee members who may replace any absent or disqualified member at any committee member.

      4.10 REMOVAL. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board, or, if there be classes of directors, at an election of the class of directors of which he is a part.

     4.11 DISCLOSURE TO GAMING REGULATORY AUTHORITIES. Each director must agree to provide such background information, including a financial statement, and consent to such background investigation, as may be required by gaming regulatory authorities of any state or other jurisdiction in or subject to which the corporation does or proposes to do business, and must agree to respond to questions from such gaming regulatory authorities. If any director is unwilling or unable to obtain within a reasonable period of time any necessary approval by gaming regulatory authorities in any such state or other jurisdiction, then such director shall, if so requested by a majority of the remaining directors, resign from the Board. If and to the extent required by the gaming regulatory authorities of any state or other jurisdiction in which the corporation does or proposes to do business, or of any state or jurisdiction whose laws or regulations are otherwise applicable to the corporation, such director shall abstain from participating in any action with respect to operations of the corporation in such state or jurisdiction pending such background check or approval.


                             ARTICLE  V - OFFICERS


      5.01 TITLE AND NUMBER. The executive officers shall be chosen by the directors and shall be a President and a Secretary. The Board may also choose a Chairman of the Board, one or more Vice Presidents, a Treasurer, and such other officers as it shall deem necessary. Any number of offices may be held by the same person. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board after each annual meeting.

      5.02 SALARIES. Salaries of all officers and agents shall be fixed by the Board.

      5.03 TERM OF OFFICE. The officers shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the corporation will be served thereby.

      5.04 CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board and he shall have and perform such other duties as from time to time may be assigned to him by the Board.

      5.05 PRESIDENT. The President shall be the chief executive officer; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers. He shall execute bonds, mortgages and other contracts requiring a seal, under the corporation's seal. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of president of a corporation.

      5.06 VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board.

      5.07 SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal, and when authorized by the Board, affix the same to any instrument requiring it.

      5.08 TREASURER. If a Treasurer is elected or appointed, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse therefrom such funds as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

      5.09 OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.


                         ARTICLE  VI - INDEMNIFICATION


      6.01 PERSONS AND EXTENT. Subject to the provisions of Section 145 of the Delaware General Corporation law, the corporation may indemnify any person who:

             (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      6.02 EXPENSES AND COSTS. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

      The indemnification and advancement of expenses provided by, or granted pursuant to, any provision of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      The indemnification and advancement of expenses provided by, or granted pursuant hereto shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      6.03 INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status

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as such, whether or not the corporation would have the power to indemnify him against such liability under this section.


                           ARTICLE  VII - VACANCIES


      7.01 VACANCIES. Any vacancy occurring in any office by death, resignation, removal or otherwise, shall be filled by the Board. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.

      7.02 RESIGNATIONS EFFECTIVE AT FUTURE DATE. A resignation of a director shall be effective only upon the date accepted by the Board or at such future date as may be agreed to by the Board. In the event the resignation of a director is to become effective at a future date, the Board, including the director whose resignation is being acted upon, may by majority vote, elect a replacement director whose election to the Board shall become effective on the date such resignation takes effect.

      7.03 VACANCY OF ENTIRE BOARD. If at any time the corporation should have no directors in office, then any officer, stockholder or an executor, administrator, trustee or guardian of a stockholder, or a fiduciary entrusted with a like responsibility for the person or estate of a stockholder may call a special meeting of stockholders for the purpose of electing directors, or may apply to the Court of Chancery, State of Delaware, for a decree ordering an election of directors.


                       ARTICLE  VIII - CORPORATE RECORDS


      8.01 REVIEW OF RECORDS. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the

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stockholder.  The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.


               ARTICLE  IX - STOCK CERTIFICATES, DIVIDENDS, ETC.


      9.01 DESCRIPTION. Stock certificates shall be numbered and registered in the corporation's share ledger and transfer books as they are issued. They shall bear the corporate seal and shall be signed by the Chairman or Vice-Chairman of the Board, if they be elected, the President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, and shall be issued to each stockholder certifying the number of shares owned by him. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

      9.02 TRANSFERS. The shares shall be transferrable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

      9.03 LOST CERTIFICATE. The corporation may issue a new certificate in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      9.04 DETERMINATION OF RECORD DATE FOR DIVIDENDS OR STOCK RIGHTS. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date shall not (a) precede the date upon which the resolution fixing such record date was adopted, or (b) be more than sixty (60) days prior to such action.

      If a record date is not fixed, the record date for such determination shall be at the close of business on the day on which the board of directors adopts the resolution relating to any of the purposes set forth in this Section 9.04.

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      9.05   DIVIDENDS.  The Board may declare and pay dividends upon the outstanding shares, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the certificate of incorporation.

      9.06 RESERVES. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.


                     ARTICLE  X - MISCELLANEOUS PROVISIONS


      10.01 CHECKS. All checks, drafts or other demands for the payment of money or demands for money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents as the Board may from time to time designate.

      10.02 FISCAL YEAR. The fiscal year shall begin on the first day of January of each year.

      10.03 NOTICE. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

      10.04 WAIVER OF NOTICE. Whenever any written notice is required by statute, or by the certificate of incorporation or the bylaws a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

      10.05 DISALLOWED COMPENSATION. Any payments made to an officer or employee such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him,

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which shall be disallowed in whole or in part as a deductible expense by the
Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed has been recovered.


                        ARTICLE  XI - ANNUAL STATEMENT


      11.01 FINANCIAL STATEMENTS. The President and the Board shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board shall deem advisable and need not be verified by a certified public accountant.


                           ARTICLE  XII - AMENDMENTS


      12.01 AMENDMENTS. These bylaws may be amended or repealed, or new bylaws may be adopted, by the Board; PROVIDED HOWEVER, the conferring of this power upon the Board, shall not divest nor limit the power of the stockholders to adopt, amend or repeal bylaws.

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